RESIDENTIAL ACCREDIT LOANS, INC.
                                    DEPOSITOR
                           RALI SERIES 2001-QS17 TRUST
                                     ISSUER
                         RESIDENTIAL FUNDING CORPORATION
                                 MASTER SERVICER

        MORTGAGE ASSET-BACKED PASS-THROUGH CERTIFICATES, SERIES 2001-QS17


                 $ 4,504         0.00%     CLASS A-P CERTIFICATES
             -------------------------------------------------------
                         Supplement dated April 27, 2005
                                       to
                  Prospectus Supplement dated November 26, 2001
                                       to
                          Prospectus dated May 24, 2001

         Capitalized terms used herein and not otherwise defined shall have the meanings assigned to them in the prospectus supplement dated November 26, 2001.

         The following two paragraphs shall supplement information on the cover page and in the section entitled "Method of Distribution" in the prospectus supplement:

         UBS Securities LLC as the Class PO underwriter will offer the Class A-P Certificates to the public at varying prices to be determined at the time of sale. The proceeds to the depositor from the sale of the Class A-P Certificates to the Class PO underwriter, before deducting expenses payable by the depositor, will be approximately 72.09% of the aggregate certificate principal balance of the Class A-P Certificates. It is expected that delivery of the Class A-P Certificates will be made only in fully registered, certificated form on or about April 28, 2005 against payment therefor in immediately available funds.

         In accordance with the terms and conditions of a Class PO underwriting agreement, dated April 27, 2005, the Class PO underwriter has agreed to purchase and the depositor has agreed to sell the Class A-P Certificates. For purposes of the section entitled "Method of Distribution", the Class PO underwriting agreement, the Class PO underwriter and the Class A-P Certificates shall constitute an underwriting agreement, an underwriter and underwritten certificates, respectively, as described in such section. The Class PO underwriter and any dealers that may participate with the Class PO underwriter in the resale of the Class A-P Certificates may receive compensation from the depositor in the form of underwriting compensation or, in the case of dealers, compensation from the Class PO underwriter in the form of discounts, concessions or commissions. The Class PO underwriting agreement provides that the depositor will indemnify the Class PO underwriter, and that under limited circumstances the Class PO underwriter will indemnify the depositor, against some liabilities under the Securities Act of 1933, as amended, or contribute to payments required to be made in respect thereof. There is currently no secondary market for the Class A-P Certificates. The Class PO underwriter intends to make a secondary market in the Class A-P Certificates but is not obligated to do so. There can be no assurance that a secondary market for the Class A-P Certificates will develop, or if it does develop, that it will continue.

                               UBS INVESTMENT BANK
                              CLASS PO UNDERWRITER

         The tables regarding the mortgage loans under the section entitled "Description of the Mortgage Pool--Mortgage Pool Characteristics" in the prospectus supplement shall be deleted in their entirety and replaced with the following tables, which reflect information regarding the mortgage loans as of March 1, 2005, after deducting payments due during the month of March 2005, unless otherwise indicated:



                                                  CREDIT SCORE DISTRIBUTION

                                  NUMBER OF                         PERCENTAGE OF          AVERAGE
                                  MORTGAGE         PRINCIPAL          MORTGAGE            PRINCIPAL        WEIGHTED AVERAGE
    CREDIT SCORE RANGE              LOANS           BALANCE            LOANS               BALANCE             LTV RATIO
---------------------------       ---------      ------------       -------------      ------------        ----------------
499 or less................           13         $  2,210,328            7.10%         $    170,025             80.89%
500 - 519..................            1               35,011            0.11                35,011             80.00
520 - 539..................            6              979,288            3.15               163,215             77.28
540 - 559..................            8            1,906,209            6.12               238,276             79.39
560 - 579..................           12            1,479,288            4.75               123,274             82.32
580 - 599..................           12            1,499,140            4.82               124,928             81.65
600 - 619..................           13            1,928,544            6.19               148,350             78.09
620 - 639..................           12            1,975,506            6.35               164,626             79.58
640 - 659..................           14            1,897,113            6.09               135,508             75.19
660 - 679..................           15            2,360,033            7.58               157,336             77.27
680 - 699..................           18            1,930,877            6.20               107,271             80.01
700 - 719..................           27            3,023,301            9.71               111,974             78.53
720 - 739..................           12            1,428,629            4.59               119,052             73.80
740 - 759..................           20            2,423,612            7.78               121,181             78.28
760 - 779..................           10            1,699,396            5.46               169,940             75.17
780 - 799..................           22            2,586,723            8.31               117,578             75.51
800 or greater.............           12            1,309,347            4.21               109,112             70.18
Subtotal with Credit
Score......................          227         $ 30,672,345           98.52%         $    135,120             77.84%
                                  ---------      ------------       -------------      ------------        ----------------
Not Available..............            3              460,317            1.48               153,439             80.68
                                  ---------      ------------       -------------      ------------        ----------------
Total, Average or
Weighted Average...........          230         $ 31,132,662          100.00%         $    135,359             77.88%
                                  =========      ============       =============      ============        ================

         The minimum and maximum credit scores of the mortgage loans were 438 and 817, respectively, and the weighted average credit score of the mortgage loans was 663.

         For substantially all of the mortgage loans, the credit score was updated prior to March 1, 2005.

         Mortgage loans indicated as having a credit score that is "Not Available" include certain mortgage loans where the credit score was not provided by the related seller and mortgage loans where no credit history could be obtained for the related mortgagor.



                                                OCCUPANCY TYPES OF THE MORTGAGE LOANS

                              NUMBER OF                        PERCENTAGE         AVERAGE        WEIGHTED       WEIGHTED
                               MORTGAGE        PRINCIPAL      OF MORTGAGE        PRINCIPAL       AVERAGE         AVERAGE
         OCCUPANCY              LOANS           BALANCE           LOANS           BALANCE      CREDIT SCORE     LTV RATIO
---------------------------  ----------      ------------     ------------      ------------   -------------  -------------
Primary Residence..........      149         $ 24,056,853         77.27%        $    161,455        653           78.18%
Second/Vacation............        5              349,428          1.12               69,886        726           60.28
Non Owner-occupied.........       76            6,726,382         21.61               88,505        698           77.74
                             ----------      ------------     ------------      ------------   -------------  -------------
Total, Average or
Weighted Average...........      230         $ 31,132,662        100.00%        $    135,359        663           77.88%
                             ==========      ============     ============      ============   =============  =============


                                                    PURPOSE OF THE MORTGAGE LOANS

                              NUMBER OF                        PERCENTAGE         AVERAGE        WEIGHTED       WEIGHTED
                               MORTGAGE        PRINCIPAL      OF MORTGAGE        PRINCIPAL       AVERAGE         AVERAGE
     LOAN PURPOSE               LOANS           BALANCE           LOANS           BALANCE      CREDIT SCORE     LTV RATIO
---------------------------  ----------      ------------     ------------      ------------   -------------  -------------
Purchase...................       79         $ 10,243,599         32.90%        $    129,666        655           83.44%
Rate/Term Refinance........       45            6,519,398         20.94              144,876        673           73.59
Equity Refinance...........      106           14,369,666         46.16              135,563        665           75.87
                             ----------      ------------     ------------      ------------   -------------  -------------
Total, Average or
Weighted Average...........      230         $ 31,132,662        100.00%        $    135,359        663           77.88%
                             ==========      ============     ============      ============   =============  =============



                                                      MORTGAGED PROPERTY TYPES

                              NUMBER OF                        PERCENTAGE         AVERAGE        WEIGHTED       WEIGHTED
                               MORTGAGE        PRINCIPAL      OF MORTGAGE        PRINCIPAL       AVERAGE        AVERAGE
       PROPERTY TYPE            LOANS           BALANCE           LOANS           BALANCE      CREDIT SCORE    LTV RATIO
---------------------------  ----------      ------------     ------------      ------------   -------------  -------------
Single-family detached.....      154         $ 21,507,081         69.08%        $   139,656         662           76.79%
Two-to-four family units...       40            5,162,187         16.58             129,055         663           82.89
Planned Unit Developments
(detached).................       17            3,210,763         10.31             188,868         676           78.28
Condo Low-Rise (less than
5 stories).................       10              616,412          1.98              61,641         684           74.85
Manufactured Home..........        4              320,554          1.03              80,139         603           81.68
Townhouse..................        2              108,246          0.35              54,123         635           83.00
Condotel (1 to 4 stories)..        1               84,006          0.27              84,006         755           41.00
Condo High-Rise (9 stories
or more)...................        1               83,639          0.27              83,639         648           68.00
Condo Mid-Rise (5 to
8 stories).................        1               39,774          0.13              39,774         796           88.00
                             ----------      ------------     ------------      ------------   -------------  -------------
Total, Average or
Weighted Average...........      230         $ 31,132,662        100.00%        $   135,359         663           77.88%
                             ==========      ============     ============      ============   =============  =============


                                           GEOGRAPHIC DISTRIBUTION OF MORTGAGED PROPERTIES


                              NUMBER OF                        PERCENTAGE         AVERAGE        WEIGHTED        WEIGHTED
                               MORTGAGE        PRINCIPAL      OF MORTGAGE        PRINCIPAL       AVERAGE         AVERAGE
          STATE                 LOANS           BALANCE           LOANS           BALANCE      CREDIT SCORE     LTV RATIO
---------------------------  ----------      ------------     ------------      ------------   -------------  -------------
Alabama....................        7         $    511,861         1.64%         $   73,123          592           85.96%
Arkansas...................        2              169,041         0.54              84,520          750           79.40
California.................       17            3,930,595        12.63             231,211          719           71.74
Colorado...................        9            1,417,046         4.55             157,450          671           73.23
Connecticut................        1               88,451         0.28              88,451          704           90.00
District of Columbia.......        1               77,457         0.25              77,457          787           56.00
Delaware...................        1              106,250         0.34             106,250          452           85.00
Florida....................       19            1,870,061         6.01              98,424          706           81.73
Georgia....................        9            1,656,015         5.32             184,002          600           79.16
Iowa.......................        3              418,299         1.34             139,433          512           88.61
Illinois...................       11            1,119,412         3.60             101,765          652           86.41
Indiana....................        5              297,122         0.95              59,424          629           86.60
Kansas.....................        3              566,447         1.82             188,816          576           75.32
Kentucky...................        3              247,271         0.79              82,424          643           80.00
Louisiana..................        4              438,106         1.41             109,527          641           74.89
Massachusetts..............        3              486,121         1.56             162,040          560           66.74
Maryland...................        1               77,673         0.25              77,673          678           80.00
Michigan...................        8              942,719         3.03             117,840          653           76.48
Minnesota..................        2              300,573         0.97             150,287          721           70.30
Missouri...................        5              335,456         1.08              67,091          716           78.92
Mississippi................        2              180,329         0.58              90,164          744           90.06
North Carolina.............        5              458,275         1.47              91,655          685           81.13
Nebraska...................        1               86,486         0.28              86,486          581           95.00
New Hampshire..............        1              133,479         0.43             133,479          610           75.00
New Jersey.................        9            1,705,300         5.48             189,478          651           86.48
New Mexico.................        1               49,678         0.16              49,678          684           90.00
Nevada.....................        3              265,331         0.85              88,444          625           80.74
New York...................        8            1,893,163         6.08             236,645          684           77.14
Ohio.......................        4              412,355         1.32             103,089          716           92.08
Oklahoma...................        4              305,732         0.98              76,433          728           83.66
Oregon.....................        5              820,753         2.64             164,151          680           72.09
Pennsylvania...............        8              826,843         2.66             103,355          668           70.04
South Carolina.............        3              695,047         2.23             231,682          582           79.87
Tennessee..................        8              442,416         1.42              55,302          721           82.95
Texas......................       41            5,858,616        18.82             142,893          656           76.42
Utah.......................        4              602,771         1.94             150,693          614           83.26
Virginia...................        1               53,568         0.17              53,568          708           75.00
Washington.................        8            1,286,547         4.13             160,818          683           75.65
                             ----------      ------------     ------------      ------------   -------------  -------------
Total, Average or
Weighted Average...........      230         $ 31,132,662       100.00%         $  135,359          663           77.88%
                             ==========      ============     ============      ============   =============  =============

    No more than 2.3% of the mortgage loans were secured by mortgaged properties located in any one zip code area in Texas and no more than 2.1% of the mortgage loans were secured by mortgaged properties located in any one zip code area outside Texas.


                                              DOCUMENTATION TYPES OF THE MORTGAGE LOANS

                              NUMBER OF                        PERCENTAGE         AVERAGE        WEIGHTED        WEIGHTED
                               MORTGAGE        PRINCIPAL      OF MORTGAGE        PRINCIPAL       AVERAGE         AVERAGE
    DOCUMENTATION TYPE          LOANS           BALANCE           LOANS           BALANCE      CREDIT SCORE     LTV RATIO
---------------------------  ----------      ------------     ------------      ------------   -------------  -------------
Full Documentation.........      106         $ 12,312,284         39.55%        $    116,154        673           81.46%
Reduced Documentation......      124           18,820,378         60.45              151,777        657           75.54
                             ----------      ------------     ------------      ------------   -------------  -------------
Total, Average or
Weighted Average...........      230         $ 31,132,662        100.00%        $    135,359        663           77.88%
                             ==========      ============     ============      ============   =============  =============

      No more than 13.5% of the reduced loan documentation mortgage loans were secured by mortgaged properties located in California. For purposes of the above table, reduced documentation includes mortgage loans which were underwritten under a no stated income or no income/no asset program.

      Approximately 0.3% of the mortgage loans were underwritten pursuant to a streamlined refinancing documentation program, which permits mortgage loans to be refinanced with only limited verification or updating of underwriting information obtained at the time that the refinanced mortgage loan was underwritten. See "The Trusts--Underwriting Policies--General Standards" in the prospectus.



                                                           MORTGAGE RATES

                              NUMBER OF                        PERCENTAGE         AVERAGE        WEIGHTED        WEIGHTED
                              MORTGAGE        PRINCIPAL       OF MORTGAGE        PRINCIPAL       AVERAGE         AVERAGE
    MORTGAGE RATES (%)         LOANS           BALANCE           LOANS            BALANCE      CREDIT SCORE     LTV RATIO
---------------------------  ----------      ------------     ------------      ------------   -------------  -------------
6.625 - 6.749..............        1         $    111,433          0.36%        $    111,433        758           80.00%
6.750 - 6.874..............        1              401,456          1.29              401,456        795           56.00
6.875 - 6.999..............       21            4,092,945         13.15              194,902        701           74.23
7.000 - 7.124..............        6            1,037,799          3.33              172,966        695           67.62
7.125 - 7.249..............        5              798,860          2.57              159,772        647           80.92
7.250 - 7.374..............       11            2,108,096          6.77              191,645        719           75.04
7.375 - 7.499..............       15            2,484,039          7.98              165,603        653           79.54
7.500 - 7.624..............       24            4,077,112         13.10              169,880        650           78.09
7.625 - 7.749..............       22            2,794,624          8.98              127,028        667           77.30
7.750 - 7.874..............       22            3,211,379         10.32              145,972        593           77.61
7.875 - 7.999..............       22            2,238,387          7.19              101,745        690           78.34
8.000 - 8.124..............       16            1,974,086          6.34              123,380        648           85.46
8.125 - 8.249..............       17            1,684,874          5.41               99,110        658           82.97
8.250 - 8.374..............       13            1,642,613          5.28              126,355        639           81.92
8.375 - 8.499..............       16            1,038,231          3.33               64,889        686           84.18
8.500 - 8.624..............        6              330,975          1.06               55,163        635           72.11
8.625 - 8.749..............        8              918,305          2.95              114,788        604           76.97
8.750 - 8.874..............        3              142,617          0.46               47,539        624           79.08
8.875 - 8.999..............        1               44,830          0.14               44,830        734           80.00
                             ----------      ------------     ------------      ------------   -------------  -------------
Total, Average or
Weighted Average...........      230         $ 31,132,662        100.00%        $    135,359        663           77.88%
                             ==========      ============     ============      ============   =============  =============

      As of March 1, 2005, the weighted average mortgage rate of the mortgage loans was approximately 7.6016% per annum.


                                            NET MORTGAGE RATES OF DISCOUNT MORTGAGE LOANS

                              NUMBER OF                        PERCENTAGE         AVERAGE        WEIGHTED        WEIGHTED
                               MORTGAGE        PRINCIPAL      OF MORTGAGE        PRINCIPAL       AVERAGE         AVERAGE
   NET MORTGAGE RATE (%)        LOANS           BALANCE           LOANS           BALANCE      CREDIT SCORE     LTV RATIO
---------------------------  ----------      ------------     ------------      ------------   -------------  -------------
6.345......................        1         $    111,433         0.36%         $    111,433        758           80.00%
6.470......................        1              401,456         1.29               401,456        795           56.00
                             ----------      ------------     ------------      ------------   -------------  -------------
Total, Average or
Weighted Average...........        2         $    512,889         1.65%         $    256,445        787           61.21%
                             ==========      ============     ============      ============   =============  =============

      As of March 1, 2005, the weighted average of the Discount Fractions of the Discount Mortgage Loans was approximately 0.879356787%.



                                          ORIGINAL PRINCIPAL BALANCES OF THE MORTGAGE LOANS

                              NUMBER OF                        PERCENTAGE         AVERAGE        WEIGHTED        WEIGHTED
  ORIGINAL MORTGAGE LOAN       MORTGAGE        PRINCIPAL      OF MORTGAGE        PRINCIPAL       AVERAGE         AVERAGE
       BALANCE ($)              LOANS           BALANCE           LOANS           BALANCE      CREDIT SCORE     LTV RATIO
---------------------------  ----------      ------------     ------------      ------------   -------------  -------------
 100,000 or less...........      113         $  7,002,982         22.49%        $    61,973         686          78.00%
 100,001-200,000...........       64            8,391,641         26.95             131,119         662          80.34
 200,001-300,000...........       34            8,026,804         25.78             236,082         664          79.87
 300,001-400,000...........       11            3,844,422         12.35             349,493         630          75.76
 400,001-500,000...........        5            2,196,671          7.06             439,334         619          66.19
 500,001-600,000...........        2            1,044,301          3.35             522,151         657          75.00
 600,001-700,000...........        1              625,840          2.01             625,840         775          77.00
                             ----------      ------------     ------------      ------------   -------------  -------------
Total, Average or
Weighted Average...........      230         $ 31,132,662        100.00%        $   135,359         663          77.88%
                             ==========      ============     ============      ============   =============  =============



                                                         ORIGINAL LTV RATIOS

                                  NUMBER OF                         PERCENTAGE OF          AVERAGE
                                  MORTGAGE         PRINCIPAL          MORTGAGE            PRINCIPAL        WEIGHTED AVERAGE
  ORIGINAL LTV RATIO (%)            LOANS           BALANCE            LOANS               BALANCE           CREDIT SCORE
---------------------------       ---------      ------------       -------------      ------------        ----------------
00.01-50.00................           7          $    421,737            1.35%         $    60,248                719
50.01-55.00................           3               290,145            0.93               96,715                614
55.01-60.00................           9             1,712,181            5.50              190,242                733
60.01-65.00................           6               984,721            3.16              164,120                754
65.01-70.00................          19             3,785,215           12.16              199,222                643
70.01-75.00................          24             3,533,535           11.35              147,231                669
75.01-80.00................          95            12,541,634           40.28              132,017                663
80.01-85.00................          11             1,457,619            4.68              132,511                616
85.01-90.00................          39             4,387,184           14.09              112,492                648
90.01-95.00................          17             2,018,690            6.48              118,746                657
                                  ---------      ------------       -------------      ------------        ----------------
Total, Average or
Weighted Average...........         230            31,132,662          100.00%             135,359                663
                                  =========      ============       =============      ============        ================

     The weighted average loan-to-value ratio at origination of the mortgage loans was approximately 77.88%.

         The decrement table for the Class A-P Certificates under the section entitled "Certain Yield and Prepayment Considerations--Weighted Average Life" in the prospectus supplement shall be deleted in its entirety and replaced with the following decrement table:




                                 PERCENT OF INITIAL CERTIFICATE PRINCIPAL BALANCE OUTSTANDING AT THE
                                         FOLLOWING PERCENTAGES OF THE PREPAYMENT ASSUMPTION

                                                                           CLASS A-P CERTIFICATES
                                                            ------------------------------------------------
                                                             0%        6%        18%        24%         30%
                                                            ----      ----       ----       ----        ----
DISTRIBUTION DATE
April 2005.............................................     100%       100%      100%       100%        100%
April 2006.............................................      99         93        81         75          69
April 2007.............................................      97         86        65         56          48
April 2008.............................................      95         79        53         42          33
April 2009.............................................      94         73        42         31          23
April 2010.............................................      92         67        34         23          15
April 2011.............................................      90         62        27         17          11
April 2012.............................................      88         57        22         13           7
April 2013.............................................      86         52        17         10           5
April 2014.............................................      83         48        14          7           3
April 2015.............................................      81         43        11          5           2
April 2016.............................................      78         39         9          4           2
April 2017.............................................      75         36         7          3           1
April 2018.............................................      72         32         5          2           1
April 2019.............................................      68         29         4          1           *
April 2020.............................................      65         26         3          1           *
April 2021.............................................      61         23         3          1           *
April 2022.............................................      57         20         2          1           *
April 2023.............................................      52         17         1          *           *
April 2024.............................................      48         15         1          *           *
April 2025.............................................      43         12         1          *           *
April 2026.............................................      37         10         1          *           *
April 2027.............................................      31          8         *          *           *
April 2028.............................................      25          6         *          *           *
April 2029.............................................      19          4         *          *           *
April 2030.............................................      12          2         *          *           *
April 2031.............................................       4          1         *          *           *
April 2032.............................................       0          0         0          0           0
Weighted Average Life in Years** (to Maturity).........    17.0        9.9       4.6        3.5         2.7

----------------
*    Indicates a number that is greater than zero but less than 0.5%.
** The weighted average life of an offered certificate is determined by (i) multiplying the net reduction, if any, of Certificate Principal Balance by the number of years from the date of issuance of the offered certificate to the related Distribution Date, (ii) adding the results, and (iii) dividing the sum by the aggregate of the net reductions of the Certificate Principal Balance described in (i) above.

THIS TABLE HAS BEEN PREPARED BASED ON THE STRUCTURING ASSUMPTIONS INDICATED IN THE PROSPECTUS SUPPLEMENT AND AS SUPPLEMENTED BY THIS SUPPLEMENT, INCLUDING THE ASSUMPTIONS REGARDING THE CHARACTERISTICS AND PERFORMANCE OF THE MORTGAGE LOANS WHICH DIFFER FROM THE ACTUAL CHARACTERISTICS AND PERFORMANCE THEREOF, AND SHOULD BE READ IN CONJUNCTION THEREWITH.

         The decrement table above and the pre-tax yield to maturity table below assume, among other things, the following structuring assumptions:

         o    the Class A-P Certificates will be purchased on April 28, 2005;

         o the scheduled monthly payment for each mortgage loan has been based on its outstanding balance and interest rate as of March 1, 2005 and remaining amortization term so that the mortgage loan will amortize in amounts sufficient for repayment thereof over its remaining term to maturity; and

         o as of March 1, 2005, the mortgage loans have the following weighted average characteristics:


                        ASSUMED MORTGAGE CHARACTERISTICS

                                         DISCOUNT MORTGAGE     NON-DISCOUNT
      ASSUMED PURCHASE PRICE                  LOANS           MORTGAGE LOANS
---------------------------------------  -----------------    ----------------
Aggregate principal balance............     $512,889.00        $30,619,974.03
Weighted average mortgage rate.........    6.7228418089%               7.6137%
Weighted average servicing fee rate....    0.2800000000%               0.3383%
Weighted average original term to
maturity (months)......................             360                   359
Weighted average remaining term
to maturity (months)...................             318                   313

         The pre-tax yield to maturity table for the Class A-P Certificates under the section entitled "Certain Yield and Prepayment
Considerations--Principal Only, Variable Strip and Fixed Strip Certificate Yield Considerations" in the prospectus supplement shall be deleted in its entirety and replaced with the following pre-tax yield to maturity table:


                   PRE-TAX YIELD TO MATURITY OF THE CLASS A-P
     CERTIFICATES AT THE FOLLOWING PERCENTAGES OF THE PREPAYMENT ASSUMPTION

ASSUMED PURCHASE PRICE           0%      6%      18%     24%      30%
------------------------------ ------  ------  ------  ------   ------
$3,099........................  2.3%    4.3%    10.0%   13.5%    17.3%

THIS TABLE HAS BEEN PREPARED BASED ON THE STRUCTURING ASSUMPTIONS INDICATED IN THE PROSPECTUS SUPPLEMENT AND AS SUPPLEMENTED BY THIS SUPPLEMENT, INCLUDING THE ASSUMPTIONS REGARDING THE CHARACTERISTICS AND PERFORMANCE OF THE MORTGAGE LOANS WHICH DIFFER FROM THE ACTUAL CHARACTERISTICS AND PERFORMANCE THEREOF, AND SHOULD BE READ IN CONJUNCTION THEREWITH.

         The model used to measure prepayments on the mortgage loans for purposes of the decrement table and yield table in this supplement, CPR, represents a constant rate of prepayment each month relative to the then outstanding principal balance of a pool of mortgage loans. For the mortgage loans, an 18% CPR assumes a constant prepayment rate of 18% per annum of the then outstanding principal balance of the related mortgage loans. CPR does not purport to be a historical description of prepayment experience or a prediction of the anticipated rate of prepayment of any pool of mortgage loans, including the mortgage loans in this mortgage pool.

         The second and third paragraphs and the servicer delinquency tables under the section entitled "Pooling and Servicing Agreement--The Master Servicer" in the prospectus supplement shall be deleted in their entirety and replaced with the following:

         The following tables set forth information concerning the delinquency experience, including pending foreclosures, on one- to four-family residential mortgage loans that generally complied with Residential Funding Corporation's Expanded Criteria Program at the time of purchase by Residential Funding Corporation and were being master serviced by Residential Funding Corporation on December 31, 1999, December 31, 2000, December 31, 2001, December 31, 2002, December 31, 2003 and December 31, 2004.

         As used in this prospectus supplement, a loan is considered to be "30 to 59 days" or "30 or more days" delinquent when a payment due on any due date remains unpaid as of the close of business on the last business day immediately prior to the next following monthly due date. The determination as to whether a loan falls into this category is made as of the close of business on the last business day of each month.


                                    EXPANDED CRITERIA MORTGAGE PROGRAM DELINQUENCY EXPERIENCE(1)

                                  AT DECEMBER 31, 1999               AT DECEMBER 31, 2000          AT DECEMBER 31, 2001
                             ----------------------------------------------------------------------------------------------
                                 BY NO.        BY DOLLAR           BY NO.        BY DOLLAR          BY NO.     BY DOLLAR
                                   OF           AMOUNT              OF            AMOUNT              OF        AMOUNT
                                 LOANS         OF LOANS           LOANS          OF LOANS           LOANS      OF LOANS
                             ----------------------------------------------------------------------------------------------
                                  (Dollar Amounts                     (Dollar Amounts                 (Dollar Amounts
                                    in Thousands)                       in Thousands)                   in Thousands)
Total Loan Portfolio.......    92,149        $10,513,716         104,820        $12,512,690        101,210    $12,635,058
Period of Delinquency
30 to 59 days..............     1,602            192,517           2,082            244,557          2,324        289,263
60 to 89 days..............       236             28,610             372             44,459            477         64,448
90 days or more(2).........       307             35,045             409             44,171            516         62,039

Foreclosures Pending.......       273             32,685             446             55,203            602         81,640
                             ----------      ------------     ------------      ------------   -------------  -------------
Total Delinquent Loans.....     2,418        $   288,858           3,309        $   388,390          3,919    $   497,389
                             ==========      ============     ============      ============   =============  =============
Percent of Loan
Portfolio..................     2.624%             2.747%          3.157%             3.104%         3.872%         3.937%


                                AT DECEMBER 31, 2002                AT DECEMBER 31, 2003             AT DECEMBER 31, 2004
                             ----------------------------------------------------------------------------------------------
                                 BY NO.        BY DOLLAR           BY NO.        BY DOLLAR          BY NO.     BY DOLLAR
                                   OF           AMOUNT              OF            AMOUNT              OF        AMOUNT
                                 LOANS         OF LOANS           LOANS          OF LOANS           LOANS      OF LOANS
                             ----------------------------------------------------------------------------------------------
                                  (Dollar Amounts                     (Dollar Amounts                 (Dollar Amounts
                                    in Thousands)                       in Thousands)                   in Thousands)
Total Loan Portfolio.......    99,386        $12,962,473         101,112        $14,114,861        106,211    $15,669,395
Period of Delinquency
30 to 59 days..............     2,147            280,302           2,182            284,482          2,032        282,672
60 to 89 days..............       488             63,986             526             70,816            409         51,071
90 days or more(2).........       644             84,033             696             94,223            555         70,963

Foreclosures Pending.......       769            102,671             787            103,707            747         88,396
                             ----------      ------------     ------------      ------------   -------------  -------------
Total Delinquent Loans.....     4,048 $          530,992           4,191            553,228          3,743    $   493,102
                             ==========      ============     ============      ============   =============  =============
Percent of Loan
Portfolio..................     4.073%             4.096%          4.145%             3.919%         3.524%         3.147%

(1) The table relates only to the mortgage loans referred to above.
(2) Does not include foreclosures pending.



                         EXPANDED CRITERIA MORTGAGE PROGRAM REDUCED DOCUMENTATION DELINQUENCY EXPERIENCE(1)

                                  AT DECEMBER 31, 1999               AT DECEMBER 31, 2000          AT DECEMBER 31, 2001
                             ----------------------------------------------------------------------------------------------
                                 BY NO.        BY DOLLAR           BY NO.        BY DOLLAR          BY NO.     BY DOLLAR
                                   OF           AMOUNT              OF            AMOUNT              OF        AMOUNT
                                 LOANS         OF LOANS           LOANS          OF LOANS           LOANS      OF LOANS
                             ----------------------------------------------------------------------------------------------
                                  (Dollar Amounts                     (Dollar Amounts                 (Dollar Amounts
                                    in Thousands)                       in Thousands)                   in Thousands)
Total Loan Portfolio.......    37,066        $5,021,100          44,520         $6,234,461         45,103     $6,477,882
Period of Delinquency
30 to 59 days..............       573            83,679             742            104,823            901        131,032
60 to 89 days..............        65            11,033             118             17,904            185         29,788
90 days or more(2).........        77            13,377             123             17,598            165         27,231

Foreclosures Pending.......        80            12,263             113             19,378            198         34,074
                             ----------      ------------     ------------      ------------   -------------  -------------
Total Delinquent Loans.....       795        $  120,353           1,096         $  159,703          1,449     $  222,125
                             ==========      ============     ============      ============   =============  =============
Percent of Loan
Portfolio..................     2.145%            2.397%          2.462%             2.562%         3.213%         3.429%


                                AT DECEMBER 31, 2002                AT DECEMBER 31, 2003             AT DECEMBER 31, 2004
                             ----------------------------------------------------------------------------------------------
                                 BY NO.        BY DOLLAR           BY NO.        BY DOLLAR          BY NO.     BY DOLLAR
                                   OF           AMOUNT              OF            AMOUNT              OF        AMOUNT
                                 LOANS         OF LOANS           LOANS          OF LOANS           LOANS      OF LOANS
                             ----------------------------------------------------------------------------------------------
                                  (Dollar Amounts                     (Dollar Amounts                 (Dollar Amounts
                                    in Thousands)                       in Thousands)                   in Thousands)
Total Loan Portfolio.......    45,867        $6,776,784          51,824         $ 8,071,748         56,271    $9,191,522
Period of Delinquency
30 to 59 days..............       893           131,270             934             142,682            946       161,218
60 to 89 days..............       216            33,636             216              35,031            186        26,348
90 days or more(2).........       206            37,139             258              43,618            225        34,430

Foreclosures Pending.......       251            41,335             279              44,333            268        42,461
                             ----------      ------------     ------------      ------------   -------------  -------------
Total Delinquent Loans.....     1,566        $  243,380           1,687         $   265,664          1,625    $  264,457
                             ==========      ============     ============      ============   =============  =============
Percent of Loan
Portfolio..................     3.414%            3.591%          3.255%              3.291%         2.888%        2.877%

(1) The table relates only to the mortgage loans referred to above.
(2) Does not include foreclosures pending.

         The following shall supplement the information under the section entitled "Use of Proceeds":

         The net proceeds from the sale of the Class A-P Certificates to the Class PO underwriter will be paid to the depositor. The depositor will use the proceeds to purchase the Class A-P Certificates from Residential Funding Corporation.

         As previously mentioned, the information in this supplement regarding the mortgage loans is as of March 1, 2005, except as otherwise indicated. Investors should review the monthly statements to certificateholders for January, February, March and April 2005, attached hereto as Appendix A, which include, among other things, limited updated information regarding the mortgage loans and delinquency and loss information as of the date of each such monthly statement. These monthly statements are included as part of this supplement and each monthly statement to certificateholders filed with the Securities and Exchange Commission is hereby incorporated by reference. Any monthly statement to certificateholders will be made available upon request by contacting the trustee as described in the prospectus supplement.

                               UBS INVESTMENT BANK
                              CLASS PO UNDERWRITER

         This supplement may be used to offer or sell the certificates offered hereby only if accompanied by the prospectus supplement and prospectus.

         Dealers will be required to deliver a supplement, prospectus supplement and prospectus when acting as underwriters of the certificates offered hereby and with respect to their unsold allotments or subscriptions. In addition, all dealers selling the offered certificates, whether or not participating in this offering, may be required to deliver a supplement, prospectus supplement and prospectus until ninety days after the date of this supplement.

                                                                      APPENDIX A

                    MONTHLY STATEMENTS TO CERTIFICATEHOLDERS

Run:        04/25/05     17:42:53                                    REPT1B.FRG
Page:         1 of 3
               RESIDENTIAL FUNDING CORPORATION (MASTER SERVICER)
                   RESIDENTIAL ACCREDIT LOANS, INC. (COMPANY)
 MORTGAGE ASSET-BACKED PASS-THROUGH CERTIFICATES SERIES 2001-QS17(POOL # 4554) STATEMENT TO CERTIFICATEHOLDERS
DISTRIBUTION SUMMARY FOR POOL#   4554
_______________________________________________________________________________
                                       PRINCIPAL       CURRENT
                     ORIGINAL       BALANCE BEFORE   PASS-THROUGH    PRINCIPAL
CLASS   CUSIP       FACE VALUE       DISTRIBUTION       RATE       DISTRIBUTION
_______________________________________________________________________________
A-1     76110GSS1     7,700,000.00           0.00     5.750000  %          0.00
A-2     76110GST9    51,000,000.00           0.00     5.500000  %          0.00
A-2A    76110GSU6             0.00           0.00     0.250000  %          0.00
A-3     76110GSV4    33,480,000.00           0.00     5.000000  %          0.00
A-4     76110GSW2    27,791,666.00           0.00     6.000000  %          0.00
A-5     76110GSX0     1,208,334.00           0.00     0.000000  %          0.00
A-6     76110GSY8    10,154,771.00           0.00     0.000000  %          0.00
A-7     76110GSZ5       558,512.00           0.00     0.000000  %          0.00
A-8     76110GTA9     4,298,117.00           0.00     0.000000  %          0.00
A-9     76110GTB7    68,095,700.00           0.00     0.000000  %          0.00
A-9A    76110GTC5             0.00           0.00     0.000000  %          0.00
A-10    76110GTD3    20,000,000.00           0.00     6.500000  %          0.00
A-11    76110GTE1    26,600,000.00  22,610,288.35     6.500000  %  1,626,235.47
A-P     76110GTF8        63,337.06       4,525.34     0.000000  %          5.05
A-V     76110GTG6             0.00           0.00     0.755266  %          0.00
R-I     76110GTH4           100.00           0.00     6.500000  %          0.00
R-II    76110GTJ0           100.00           0.00     6.500000  %          0.00
M-1     76110GTK7     8,099,900.00   7,710,800.36     6.500000  %     34,879.60
M-2     76110GTL5     2,390,100.00   2,275,285.37     6.500000  %     10,292.20
M-3     76110GTM3     1,062,300.00   1,011,269.67     6.500000  %      4,574.45
B-1     76110GTN1     1,327,800.00   1,264,015.69     6.500000  %      5,717.74
B-2     76110GTP6       796,700.00     758,428.47     6.500000  %      3,430.73
B-3     76110GTQ4       929,485.10     648,452.35     6.500000  %      2,733.26

-------------------------------------------------------------------------------
                  265,556,922.16    36,283,065.60                  1,687,868.50
===============================================================================
_______________________________________________________________________________
                                                                      REMAINING
            INTEREST         TOTAL         DEFERRED    REALIZED       PRINCIPAL
           DISTRIBUTION   DISTRIBUTION     INTEREST     LOSSES         BALANCE
_______________________________________________________________________________
A-1             0.00          0.00            0.00       0.00              0.00
A-2             0.00          0.00            0.00       0.00              0.00
A-2A            0.00          0.00            0.00       0.00              0.00
A-3             0.00          0.00            0.00       0.00              0.00
A-4             0.00          0.00            0.00       0.00              0.00
A-5             0.00          0.00            0.00       0.00              0.00
A-6             0.00          0.00            0.00       0.00              0.00
A-7             0.00          0.00            0.00       0.00              0.00
A-8             0.00          0.00            0.00       0.00              0.00
A-9             0.00          0.00            0.00       0.00              0.00
A-9A            0.00          0.00            0.00       0.00              0.00
A-10            0.00          0.00            0.00       0.00              0.00
A-11      122,472.40  1,748,707.87            0.00       0.00     20,984,052.88
A-P             0.00          5.05            0.00       0.00          4,520.29
A-V        22,836.15     22,836.15            0.00       0.00              0.00
R-I             0.00          0.00            0.00       0.00              0.00
R-II            0.00          0.00            0.00       0.00              0.00
M-1        41,766.84     76,646.44            0.00       0.00      7,675,920.76
M-2        12,324.46     22,616.66            0.00       0.00      2,264,993.17
M-3         5,477.71     10,052.16            0.00       0.00      1,006,695.22
B-1         6,846.75     12,564.49            0.00       0.00      1,258,297.95
B-2         4,108.15      7,538.88            0.00       0.00        754,997.74
B-3         3,512.45      6,245.71            0.00       0.00        550,668.46

-------------------------------------------------------------------------------
          219,344.91  1,907,213.41            0.00       0.00     34,500,146.47
===============================================================================



































Run:        04/25/05     17:42:53
Page:         2 of 3



               RESIDENTIAL FUNDING CORPORATION (MASTER SERVICER)
                   RESIDENTIAL ACCREDIT LOANS, INC. (COMPANY)
 MORTGAGE ASSET-BACKED PASS-THROUGH CERTIFICATES SERIES 2001-QS17(POOL # 4554) STATEMENT TO CERTIFICATEHOLDERS
DISTRIBUTION SUMMARY FOR POOL#   4554
_______________________________________________________________________________


AMOUNTS PER $1,000 UNIT
_______________________________________________________________________________
       BEGINNING                                                        ENDING
       BALANCE    PRINCIPAL     INTEREST      TOTAL      DEFERRED       BALANCE
CLASS  FACTOR     FACTOR        FACTOR     DISTRIBUTION  INTEREST       FACTOR
_______________________________________________________________________________
A-1       0.000000    0.000000     0.000000     0.000000   0.000000    0.000000
A-2       0.000000    0.000000     0.000000     0.000000   0.000000    0.000000
A-2A      0.000000    0.000000     0.000000     0.000000   0.000000    0.000000
A-3       0.000000    0.000000     0.000000     0.000000   0.000000    0.000000
A-4       0.000000    0.000000     0.000000     0.000000   0.000000    0.000000
A-5       0.000000    0.000000     0.000000     0.000000   0.000000    0.000000
A-6       0.000000    0.000000     0.000000     0.000000   0.000000    0.000000
A-7       0.000000    0.000000     0.000000     0.000000   0.000000    0.000000
A-8       0.000000    0.000000     0.000000     0.000000   0.000000    0.000000
A-9       0.000000    0.000000     0.000000     0.000000   0.000000    0.000000
A-9A      0.000000    0.000000     0.000000     0.000000   0.000000    0.000000
A-10      0.000000    0.000000     0.000000     0.000000   0.000000    0.000000
A-11    850.010840   61.136672     4.604226    65.740898   0.000000  788.874168
A-P      71.448591    0.079732     0.000000     0.079732   0.000000   71.368859
A-V       0.000000    0.000000     0.000000     0.000000   0.000000    0.000000
R-I       0.000000    0.000000     0.000000     0.000000   0.000000    0.000000
R-II      0.000000    0.000000     0.000000     0.000000   0.000000    0.000000
M-1     951.962413    4.306175     5.156464     9.462639   0.000000  947.656238
M-2     951.962413    4.306175     5.156462     9.462637   0.000000  947.656238
M-3     951.962413    4.306175     5.156462     9.462637   0.000000  947.656238
B-1     951.962415    4.306176     5.156462     9.462638   0.000000  947.656239
B-2     951.962437    4.306175     5.156458     9.462633   0.000000  947.656262
B-3     697.646853    2.940617     3.778920     6.719537   0.000000  592.444640

_______________________________________________________________________________


DETERMINATION DATE       21-January-05
DISTRIBUTION DATE        25-January-05

Run:     04/25/05     17:42:53                                        rept2.frg
Page:      3 of 3
               RESIDENTIAL FUNDING CORPORATION (MASTER SERVICER)
                   RESIDENTIAL ACCREDIT LOANS, INC. (COMPANY)
MORTGAGE ASSET-BACKED PASS-THROUGH CERTIFICATES SERIES 2001-QS17 (POOL #  4554)
                    STATEMENT TO CERTIFICATEHOLDERS
              ADDITIONAL RELATED INFORMATION FOR POOL 4554
_______________________________________________________________________________

SERVICING COMPENSATION RECEIVED BY SUB-SERVICER                        7,645.20
SERVICING COMPENSATION RECEIVED BY MASTER SERVICER                     1,122.06

SUBSERVICER ADVANCES THIS MONTH                                       27,874.03
MASTER SERVICER ADVANCES THIS MONTH                                    3,525.75


                                                          NUMBER OF   PRINCIPAL
DELINQUENCIES:                                              LOANS      BALANCE

 (A)  ONE MONTHLY PAYMENT:                                     9   1,447,353.80

 (B)  TWO MONTHLY PAYMENTS:                                    4     494,639.99

 (C)  THREE OR MORE MONTHLY PAYMENTS:                          2     137,767.28


FORECLOSURES
  NUMBER OF LOANS                                                             9
  AGGREGATE PRINCIPAL BALANCE                                      1,818,573.36

SCHEDULED PRINCIPAL BALANCE OF MORTGAGE LOANS AFTER
DISTRIBUTION                                                      34,500,146.49

AGGREGATE NUMBER OF LOANS IN THE POOL AS OF THE
DETERMINATION DATE                                                          254

NUMBER OF REO LOANS ACQUIRED
INCLUDING ANY PENDING CASH LIQUIDATIONS                                       2

BOOK VALUE OF REAL ESTATE ACQUIRED THROUGH
FORECLOSURE OR GRANT OF A DEED IN LIEU OF
FORECLOSURE, INCLUDING ANY PENDING CASH LIQUIDATIONS                 505,890.95

REMAINING SUBCLASS INTEREST SHORTFALL                                      0.00

CLASS A SHORTFALL (PRINCIPAL)                                              0.00
CLASS A SHORTFALL (INTEREST)                                               0.00

TOTAL PREPAYMENTS INCLUDED IN THIS DISTRIBUTION                    1,417,227.43

TOTAL REPURCHASES INCLUDED IN THIS DISTRIBUTION                            0.00

DISTRIBUTION PERCENTAGES:
                                     SENIOR        CLASS M        CLASS B
CURRENT DISTRIBUTION         62.32414000 %    37.67585900 %    0.00000000 %
PREPAYMENT PERCENT          100.00000000 %     0.00000000 %    0.00000000 %
NEXT DISTRIBUTION            60.83105400 %    39.16381434 %    0.00000000 %

      BANKRUPTCY AMOUNT AVAILABLE                         106,528.00
      FRAUD AMOUNT AVAILABLE                              387,062.00
      SPECIAL HAZARD AMOUNT AVAILABLE                   1,256,826.00

ENDING GROSS WEIGHTED AVERAGE INTEREST RATE                          7.59430882
ENDING WEIGHTED AVERAGE MATURITY, IN MONTHS                              315.40

POOL TRADING FACTOR:                                                12.99162011

Run:        04/26/05     11:29:05                                    REPT1B.FRG
Page:         1 of 3
               RESIDENTIAL FUNDING CORPORATION (MASTER SERVICER)
                   RESIDENTIAL ACCREDIT LOANS, INC. (COMPANY)
 MORTGAGE ASSET-BACKED PASS-THROUGH CERTIFICATES SERIES 2001-QS17(POOL # 4554) STATEMENT TO CERTIFICATEHOLDERS
DISTRIBUTION SUMMARY FOR POOL#   4554
_______________________________________________________________________________
                                       PRINCIPAL       CURRENT
                     ORIGINAL       BALANCE BEFORE   PASS-THROUGH    PRINCIPAL
CLASS   CUSIP       FACE VALUE       DISTRIBUTION       RATE       DISTRIBUTION
_______________________________________________________________________________
A-1     76110GSS1     7,700,000.00           0.00     5.750000  %          0.00
A-2     76110GST9    51,000,000.00           0.00     5.500000  %          0.00
A-2A    76110GSU6             0.00           0.00     0.250000  %          0.00
A-3     76110GSV4    33,480,000.00           0.00     5.000000  %          0.00
A-4     76110GSW2    27,791,666.00           0.00     6.000000  %          0.00
A-5     76110GSX0     1,208,334.00           0.00     0.000000  %          0.00
A-6     76110GSY8    10,154,771.00           0.00     0.000000  %          0.00
A-7     76110GSZ5       558,512.00           0.00     0.000000  %          0.00
A-8     76110GTA9     4,298,117.00           0.00     0.000000  %          0.00
A-9     76110GTB7    68,095,700.00           0.00     0.000000  %          0.00
A-9A    76110GTC5             0.00           0.00     0.000000  %          0.00
A-10    76110GTD3    20,000,000.00           0.00     6.500000  %          0.00
A-11    76110GTE1    26,600,000.00  20,984,052.88     6.500000  %    844,259.48
A-P     76110GTF8        63,337.06       4,520.29     0.000000  %          5.07
A-V     76110GTG6             0.00           0.00     0.758564  %          0.00
R-I     76110GTH4           100.00           0.00     6.500000  %          0.00
R-II    76110GTJ0           100.00           0.00     6.500000  %          0.00
M-1     76110GTK7     8,099,900.00   7,675,920.76     6.500000  %      8,039.42
M-2     76110GTL5     2,390,100.00   2,264,993.17     6.500000  %      2,372.25
M-3     76110GTM3     1,062,300.00   1,006,695.22     6.500000  %      1,054.37
B-1     76110GTN1     1,327,800.00   1,258,297.95     6.500000  %      1,317.88
B-2     76110GTP6       796,700.00     754,997.74     6.500000  %        790.75
B-3     76110GTQ4       929,485.10     550,668.46     6.500000  %          0.00

-------------------------------------------------------------------------------
                  265,556,922.16    34,500,146.47                    857,839.22
===============================================================================
_______________________________________________________________________________
                                                                      REMAINING
            INTEREST         TOTAL         DEFERRED    REALIZED       PRINCIPAL
           DISTRIBUTION   DISTRIBUTION     INTEREST     LOSSES         BALANCE
_______________________________________________________________________________
A-1             0.00          0.00            0.00       0.00              0.00
A-2             0.00          0.00            0.00       0.00              0.00
A-2A            0.00          0.00            0.00       0.00              0.00
A-3             0.00          0.00            0.00       0.00              0.00
A-4             0.00          0.00            0.00       0.00              0.00
A-5             0.00          0.00            0.00       0.00              0.00
A-6             0.00          0.00            0.00       0.00              0.00
A-7             0.00          0.00            0.00       0.00              0.00
A-8             0.00          0.00            0.00       0.00              0.00
A-9             0.00          0.00            0.00       0.00              0.00
A-9A            0.00          0.00            0.00       0.00              0.00
A-10            0.00          0.00            0.00       0.00              0.00
A-11      113,663.62    957,923.10            0.00       0.00     20,139,793.40
A-P             0.00          5.07            0.00       0.00          4,515.22
A-V        21,808.82     21,808.82            0.00       0.00              0.00
R-I             0.00          0.00            0.00       0.00              0.00
R-II            0.00          0.00            0.00       0.00              0.00
M-1        41,577.90     49,617.32            0.00       0.00      7,667,881.34
M-2        12,268.71     14,640.96            0.00       0.00      2,262,620.92
M-3         5,452.93      6,507.30            0.00       0.00      1,005,640.85
B-1         6,815.78      8,133.66            0.00       0.00      1,256,980.07
B-2         4,089.57      4,880.32            0.00       0.00        754,206.99
B-3           595.85        595.85            0.00       0.00        487,364.45

-------------------------------------------------------------------------------
          206,273.18  1,064,112.40            0.00       0.00     33,579,003.24
===============================================================================



































Run:        04/26/05     11:29:05
Page:         2 of 3



               RESIDENTIAL FUNDING CORPORATION (MASTER SERVICER)
                   RESIDENTIAL ACCREDIT LOANS, INC. (COMPANY)
 MORTGAGE ASSET-BACKED PASS-THROUGH CERTIFICATES SERIES 2001-QS17(POOL # 4554) STATEMENT TO CERTIFICATEHOLDERS
DISTRIBUTION SUMMARY FOR POOL#   4554
_______________________________________________________________________________


AMOUNTS PER $1,000 UNIT
_______________________________________________________________________________
       BEGINNING                                                        ENDING
       BALANCE    PRINCIPAL     INTEREST      TOTAL      DEFERRED       BALANCE
CLASS  FACTOR     FACTOR        FACTOR     DISTRIBUTION  INTEREST       FACTOR
_______________________________________________________________________________
A-1       0.000000    0.000000     0.000000     0.000000   0.000000    0.000000
A-2       0.000000    0.000000     0.000000     0.000000   0.000000    0.000000
A-2A      0.000000    0.000000     0.000000     0.000000   0.000000    0.000000
A-3       0.000000    0.000000     0.000000     0.000000   0.000000    0.000000
A-4       0.000000    0.000000     0.000000     0.000000   0.000000    0.000000
A-5       0.000000    0.000000     0.000000     0.000000   0.000000    0.000000
A-6       0.000000    0.000000     0.000000     0.000000   0.000000    0.000000
A-7       0.000000    0.000000     0.000000     0.000000   0.000000    0.000000
A-8       0.000000    0.000000     0.000000     0.000000   0.000000    0.000000
A-9       0.000000    0.000000     0.000000     0.000000   0.000000    0.000000
A-9A      0.000000    0.000000     0.000000     0.000000   0.000000    0.000000
A-10      0.000000    0.000000     0.000000     0.000000   0.000000    0.000000
A-11    788.874168   31.739078     4.273068    36.012146   0.000000  757.135090
A-P      71.368926    0.080206     0.000000     0.080206   0.000000   71.288721
A-V       0.000000    0.000000     0.000000     0.000000   0.000000    0.000000
R-I       0.000000    0.000000     0.000000     0.000000   0.000000    0.000000
R-II      0.000000    0.000000     0.000000     0.000000   0.000000    0.000000
M-1     947.656237    0.992533     5.133137     6.125670   0.000000  946.663704
M-2     947.656240    0.992536     5.133137     6.125673   0.000000  946.663704
M-3     947.656239    0.992535     5.133136     6.125671   0.000000  946.663704
B-1     947.656242    0.992537     5.133138     6.125675   0.000000  946.663705
B-2     947.656260    0.992532     5.133137     6.125669   0.000000  946.663728
B-3     592.444634    0.000000     0.641054     0.641054   0.000000  524.338097

_______________________________________________________________________________


DETERMINATION DATE       23-February-05
DISTRIBUTION DATE        25-February-05

Run:     04/26/05     11:29:05                                        rept2.frg
Page:      3 of 3
               RESIDENTIAL FUNDING CORPORATION (MASTER SERVICER)
                   RESIDENTIAL ACCREDIT LOANS, INC. (COMPANY)
MORTGAGE ASSET-BACKED PASS-THROUGH CERTIFICATES SERIES 2001-QS17 (POOL #  4554)
                    STATEMENT TO CERTIFICATEHOLDERS
              ADDITIONAL RELATED INFORMATION FOR POOL 4554
_______________________________________________________________________________

SERVICING COMPENSATION RECEIVED BY SUB-SERVICER                        7,289.42
SERVICING COMPENSATION RECEIVED BY MASTER SERVICER                     1,914.43

SUBSERVICER ADVANCES THIS MONTH                                       28,832.53
MASTER SERVICER ADVANCES THIS MONTH                                    2,603.14


                                                          NUMBER OF   PRINCIPAL
DELINQUENCIES:                                              LOANS      BALANCE

 (A)  ONE MONTHLY PAYMENT:                                    10   1,516,695.23

 (B)  TWO MONTHLY PAYMENTS:                                    3     545,589.64

 (C)  THREE OR MORE MONTHLY PAYMENTS:                          2     167,349.19


FORECLOSURES
  NUMBER OF LOANS                                                             8
  AGGREGATE PRINCIPAL BALANCE                                      1,782,552.44

SCHEDULED PRINCIPAL BALANCE OF MORTGAGE LOANS AFTER
DISTRIBUTION                                                      33,579,003.24

AGGREGATE NUMBER OF LOANS IN THE POOL AS OF THE
DETERMINATION DATE                                                          245

NUMBER OF REO LOANS ACQUIRED
INCLUDING ANY PENDING CASH LIQUIDATIONS                                       1

BOOK VALUE OF REAL ESTATE ACQUIRED THROUGH
FORECLOSURE OR GRANT OF A DEED IN LIEU OF
FORECLOSURE, INCLUDING ANY PENDING CASH LIQUIDATIONS                 378,899.66

REMAINING SUBCLASS INTEREST SHORTFALL                                      0.00

CLASS A SHORTFALL (PRINCIPAL)                                              0.00
CLASS A SHORTFALL (INTEREST)                                               0.00

TOTAL PREPAYMENTS INCLUDED IN THIS DISTRIBUTION                      758,394.15

TOTAL REPURCHASES INCLUDED IN THIS DISTRIBUTION                            0.00

DISTRIBUTION PERCENTAGES:
                                     SENIOR        CLASS M        CLASS B
CURRENT DISTRIBUTION         60.83105400 %    39.16894600 %    0.00000000 %
PREPAYMENT PERCENT          100.00000000 %     0.00000000 %    0.00000000 %
NEXT DISTRIBUTION            59.98540700 %    40.00921208 %    0.00000000 %

      BANKRUPTCY AMOUNT AVAILABLE                         106,528.00
      FRAUD AMOUNT AVAILABLE                              387,062.00
      SPECIAL HAZARD AMOUNT AVAILABLE                   1,256,826.00

ENDING GROSS WEIGHTED AVERAGE INTEREST RATE                          7.59010617
ENDING WEIGHTED AVERAGE MATURITY, IN MONTHS                              314.10

POOL TRADING FACTOR:                                                12.64474786

Run:        04/07/05     11:07:54                                    REPT1B.FRG
Page:         1 of 3
               RESIDENTIAL FUNDING CORPORATION (MASTER SERVICER)
                   RESIDENTIAL ACCREDIT LOANS, INC. (COMPANY)
 MORTGAGE ASSET-BACKED PASS-THROUGH CERTIFICATES SERIES 2001-QS17(POOL # 4554) STATEMENT TO CERTIFICATEHOLDERS
DISTRIBUTION SUMMARY FOR POOL#   4554
_______________________________________________________________________________
                                       PRINCIPAL       CURRENT
                     ORIGINAL       BALANCE BEFORE   PASS-THROUGH    PRINCIPAL
CLASS   CUSIP       FACE VALUE       DISTRIBUTION       RATE       DISTRIBUTION
_______________________________________________________________________________
A-1     76110GSS1     7,700,000.00           0.00     5.750000  %          0.00
A-2     76110GST9    51,000,000.00           0.00     5.500000  %          0.00
A-2A    76110GSU6             0.00           0.00     0.250000  %          0.00
A-3     76110GSV4    33,480,000.00           0.00     5.000000  %          0.00
A-4     76110GSW2    27,791,666.00           0.00     6.000000  %          0.00
A-5     76110GSX0     1,208,334.00           0.00     0.000000  %          0.00
A-6     76110GSY8    10,154,771.00           0.00     0.000000  %          0.00
A-7     76110GSZ5       558,512.00           0.00     0.000000  %          0.00
A-8     76110GTA9     4,298,117.00           0.00     0.000000  %          0.00
A-9     76110GTB7    68,095,700.00           0.00     0.000000  %          0.00
A-9A    76110GTC5             0.00           0.00     0.000000  %          0.00
A-10    76110GTD3    20,000,000.00           0.00     6.500000  %          0.00
A-11    76110GTE1    26,600,000.00  20,139,793.40     6.500000  %  2,446,529.99
A-P     76110GTF8        63,337.06       4,515.22     0.000000  %          5.11
A-V     76110GTG6             0.00           0.00     0.754210  %          0.00
R-I     76110GTH4           100.00           0.00     6.500000  %          0.00
R-II    76110GTJ0           100.00           0.00     6.500000  %          0.00
M-1     76110GTK7     8,099,900.00   7,667,881.34     6.500000  %     19,743.45
M-2     76110GTL5     2,390,100.00   2,262,620.92     6.500000  %      5,825.85
M-3     76110GTM3     1,062,300.00   1,005,640.85     6.500000  %      2,589.35
B-1     76110GTN1     1,327,800.00   1,256,980.07     6.500000  %      3,236.51
B-2     76110GTP6       796,700.00     754,206.99     6.500000  %      1,941.95
B-3     76110GTQ4       929,485.10     487,364.45     6.500000  %      1,142.86

-------------------------------------------------------------------------------
                  265,556,922.16    33,579,003.24                  2,481,015.07
===============================================================================
_______________________________________________________________________________
                                                                      REMAINING
            INTEREST         TOTAL         DEFERRED    REALIZED       PRINCIPAL
           DISTRIBUTION   DISTRIBUTION     INTEREST     LOSSES         BALANCE
_______________________________________________________________________________
A-1             0.00          0.00            0.00       0.00              0.00
A-2             0.00          0.00            0.00       0.00              0.00
A-2A            0.00          0.00            0.00       0.00              0.00
A-3             0.00          0.00            0.00       0.00              0.00
A-4             0.00          0.00            0.00       0.00              0.00
A-5             0.00          0.00            0.00       0.00              0.00
A-6             0.00          0.00            0.00       0.00              0.00
A-7             0.00          0.00            0.00       0.00              0.00
A-8             0.00          0.00            0.00       0.00              0.00
A-9             0.00          0.00            0.00       0.00              0.00
A-9A            0.00          0.00            0.00       0.00              0.00
A-10            0.00          0.00            0.00       0.00              0.00
A-11      109,090.55  2,555,620.54            0.00       0.00     17,693,263.41
A-P             0.00          5.11            0.00       0.00          4,510.11
A-V        21,104.69     21,104.69            0.00       0.00              0.00
R-I             0.00          0.00            0.00       0.00              0.00
R-II            0.00          0.00            0.00       0.00              0.00
M-1        41,534.36     61,277.81            0.00       0.00      7,648,137.89
M-2        12,255.86     18,081.71            0.00       0.00      2,256,795.07
M-3         5,447.22      8,036.57            0.00       0.00      1,003,051.50
B-1         6,808.64     10,045.15            0.00       0.00      1,253,743.56
B-2         4,085.29      6,027.24            0.00       0.00        752,265.04
B-3         2,639.89      3,782.75            0.00       0.00        521,096.44

-------------------------------------------------------------------------------
          202,966.50  2,683,981.57            0.00       0.00     31,132,863.02
===============================================================================



































Run:        04/07/05     11:07:54
Page:         2 of 3



               RESIDENTIAL FUNDING CORPORATION (MASTER SERVICER)
                   RESIDENTIAL ACCREDIT LOANS, INC. (COMPANY)
 MORTGAGE ASSET-BACKED PASS-THROUGH CERTIFICATES SERIES 2001-QS17(POOL # 4554) STATEMENT TO CERTIFICATEHOLDERS
DISTRIBUTION SUMMARY FOR POOL#   4554
_______________________________________________________________________________


AMOUNTS PER $1,000 UNIT
_______________________________________________________________________________
       BEGINNING                                                        ENDING
       BALANCE    PRINCIPAL     INTEREST      TOTAL      DEFERRED       BALANCE
CLASS  FACTOR     FACTOR        FACTOR     DISTRIBUTION  INTEREST       FACTOR
_______________________________________________________________________________
A-1       0.000000    0.000000     0.000000     0.000000   0.000000    0.000000
A-2       0.000000    0.000000     0.000000     0.000000   0.000000    0.000000
A-2A      0.000000    0.000000     0.000000     0.000000   0.000000    0.000000
A-3       0.000000    0.000000     0.000000     0.000000   0.000000    0.000000
A-4       0.000000    0.000000     0.000000     0.000000   0.000000    0.000000
A-5       0.000000    0.000000     0.000000     0.000000   0.000000    0.000000
A-6       0.000000    0.000000     0.000000     0.000000   0.000000    0.000000
A-7       0.000000    0.000000     0.000000     0.000000   0.000000    0.000000
A-8       0.000000    0.000000     0.000000     0.000000   0.000000    0.000000
A-9       0.000000    0.000000     0.000000     0.000000   0.000000    0.000000
A-9A      0.000000    0.000000     0.000000     0.000000   0.000000    0.000000
A-10      0.000000    0.000000     0.000000     0.000000   0.000000    0.000000
A-11    757.135090   91.974812     4.101148    96.075960   0.000000  665.160279
A-P      71.288657    0.080522     0.000000     0.080522   0.000000   71.208135
A-V       0.000000    0.000000     0.000000     0.000000   0.000000    0.000000
R-I       0.000000    0.000000     0.000000     0.000000   0.000000    0.000000
R-II      0.000000    0.000000     0.000000     0.000000   0.000000    0.000000
M-1     946.663704    2.437493     5.127762     7.565255   0.000000  944.226211
M-2     946.663703    2.437492     5.127760     7.565252   0.000000  944.226211
M-3     946.663705    2.437494     5.127761     7.565255   0.000000  944.226211
B-1     946.663703    2.437491     5.127760     7.565251   0.000000  944.226212
B-2     946.663727    2.437492     5.127765     7.565257   0.000000  944.226235
B-3     561.858712    1.229562     2.840164     4.069726   0.000000  560.629149

_______________________________________________________________________________


DETERMINATION DATE       23-March-05
DISTRIBUTION DATE        25-March-05

Run:     04/07/05     11:07:54                                        rept2.frg
Page:      3 of 3
               RESIDENTIAL FUNDING CORPORATION (MASTER SERVICER)
                   RESIDENTIAL ACCREDIT LOANS, INC. (COMPANY)
MORTGAGE ASSET-BACKED PASS-THROUGH CERTIFICATES SERIES 2001-QS17 (POOL #  4554)
                    STATEMENT TO CERTIFICATEHOLDERS
              ADDITIONAL RELATED INFORMATION FOR POOL 4554
_______________________________________________________________________________

SERVICING COMPENSATION RECEIVED BY SUB-SERVICER                        7,114.53
SERVICING COMPENSATION RECEIVED BY MASTER SERVICER                         0.00

SUBSERVICER ADVANCES THIS MONTH                                       30,072.15
MASTER SERVICER ADVANCES THIS MONTH                                    2,603.25


                                                          NUMBER OF   PRINCIPAL
DELINQUENCIES:                                              LOANS      BALANCE

 (A)  ONE MONTHLY PAYMENT:                                    13   1,758,266.73

 (B)  TWO MONTHLY PAYMENTS:                                    4     476,086.95

 (C)  THREE OR MORE MONTHLY PAYMENTS:                          2     170,185.29


FORECLOSURES
  NUMBER OF LOANS                                                             8
  AGGREGATE PRINCIPAL BALANCE                                      1,781,739.05

SCHEDULED PRINCIPAL BALANCE OF MORTGAGE LOANS AFTER
DISTRIBUTION                                                      31,132,863.03

AGGREGATE NUMBER OF LOANS IN THE POOL AS OF THE
DETERMINATION DATE                                                          230

NUMBER OF REO LOANS ACQUIRED
INCLUDING ANY PENDING CASH LIQUIDATIONS                                       1

BOOK VALUE OF REAL ESTATE ACQUIRED THROUGH
FORECLOSURE OR GRANT OF A DEED IN LIEU OF
FORECLOSURE, INCLUDING ANY PENDING CASH LIQUIDATIONS                 378,520.86

REMAINING SUBCLASS INTEREST SHORTFALL                                      0.00

CLASS A SHORTFALL (PRINCIPAL)                                              0.00
CLASS A SHORTFALL (INTEREST)                                               0.00

TOTAL PREPAYMENTS INCLUDED IN THIS DISTRIBUTION                    2,414,299.99

TOTAL REPURCHASES INCLUDED IN THIS DISTRIBUTION                            0.00

DISTRIBUTION PERCENTAGES:
                                     SENIOR        CLASS M        CLASS B
CURRENT DISTRIBUTION         59.98540700 %    40.01459200 %    0.00000000 %
PREPAYMENT PERCENT          100.00000000 %     0.00000000 %    0.00000000 %
NEXT DISTRIBUTION            56.83970300 %    43.15404432 %    0.00000000 %

      BANKRUPTCY AMOUNT AVAILABLE                         106,528.00
      FRAUD AMOUNT AVAILABLE                              387,062.00
      SPECIAL HAZARD AMOUNT AVAILABLE                   1,256,826.00

ENDING GROSS WEIGHTED AVERAGE INTEREST RATE                          7.59898208
ENDING WEIGHTED AVERAGE MATURITY, IN MONTHS                              313.10

POOL TRADING FACTOR:                                                11.72361194

Run:        04/25/05     11:35:35                                    REPT1B.FRG
Page:         1 of 3
               RESIDENTIAL FUNDING CORPORATION (MASTER SERVICER)
                   RESIDENTIAL ACCREDIT LOANS, INC. (COMPANY)
 MORTGAGE ASSET-BACKED PASS-THROUGH CERTIFICATES SERIES 2001-QS17(POOL # 4554) STATEMENT TO CERTIFICATEHOLDERS
DISTRIBUTION SUMMARY FOR POOL#   4554
_______________________________________________________________________________
                                       PRINCIPAL       CURRENT
                     ORIGINAL       BALANCE BEFORE   PASS-THROUGH    PRINCIPAL
CLASS   CUSIP       FACE VALUE       DISTRIBUTION       RATE       DISTRIBUTION
_______________________________________________________________________________
A-1     76110GSS1     7,700,000.00           0.00     5.750000  %          0.00
A-2     76110GST9    51,000,000.00           0.00     5.500000  %          0.00
A-2A    76110GSU6             0.00           0.00     0.250000  %          0.00
A-3     76110GSV4    33,480,000.00           0.00     5.000000  %          0.00
A-4     76110GSW2    27,791,666.00           0.00     6.000000  %          0.00
A-5     76110GSX0     1,208,334.00           0.00     0.000000  %          0.00
A-6     76110GSY8    10,154,771.00           0.00     0.000000  %          0.00
A-7     76110GSZ5       558,512.00           0.00     0.000000  %          0.00
A-8     76110GTA9     4,298,117.00           0.00     0.000000  %          0.00
A-9     76110GTB7    68,095,700.00           0.00     0.000000  %          0.00
A-9A    76110GTC5             0.00           0.00     0.000000  %          0.00
A-10    76110GTD3    20,000,000.00           0.00     6.500000  %          0.00
A-11    76110GTE1    26,600,000.00  17,693,263.41     6.500000  %    735,826.01
A-P     76110GTF8        63,337.06       4,510.11     0.000000  %          5.13
A-V     76110GTG6             0.00           0.00     0.762629  %          0.00
R-I     76110GTH4           100.00           0.00     6.500000  %          0.00
R-II    76110GTJ0           100.00           0.00     6.500000  %          0.00
M-1     76110GTK7     8,099,900.00   7,648,137.89     6.500000  %      7,683.99
M-2     76110GTL5     2,390,100.00   2,256,795.07     6.500000  %      2,267.38
M-3     76110GTM3     1,062,300.00   1,003,051.50     6.500000  %      1,007.75
B-1     76110GTN1     1,327,800.00   1,253,743.56     6.500000  %      1,259.62
B-2     76110GTP6       796,700.00     752,265.04     6.500000  %        755.79
B-3     76110GTQ4       929,485.10     521,096.44     6.500000  %        523.54

-------------------------------------------------------------------------------
                  265,556,922.16    31,132,863.02                    749,329.21
===============================================================================
_______________________________________________________________________________
                                                                      REMAINING
            INTEREST         TOTAL         DEFERRED    REALIZED       PRINCIPAL
           DISTRIBUTION   DISTRIBUTION     INTEREST     LOSSES         BALANCE
_______________________________________________________________________________
A-1             0.00          0.00            0.00       0.00              0.00
A-2             0.00          0.00            0.00       0.00              0.00
A-2A            0.00          0.00            0.00       0.00              0.00
A-3             0.00          0.00            0.00       0.00              0.00
A-4             0.00          0.00            0.00       0.00              0.00
A-5             0.00          0.00            0.00       0.00              0.00
A-6             0.00          0.00            0.00       0.00              0.00
A-7             0.00          0.00            0.00       0.00              0.00
A-8             0.00          0.00            0.00       0.00              0.00
A-9             0.00          0.00            0.00       0.00              0.00
A-9A            0.00          0.00            0.00       0.00              0.00
A-10            0.00          0.00            0.00       0.00              0.00
A-11       95,838.51    831,664.52            0.00       0.00     16,957,437.40
A-P             0.00          5.13            0.00       0.00          4,504.98
A-V        19,785.69     19,785.69            0.00       0.00              0.00
R-I             0.00          0.00            0.00       0.00              0.00
R-II            0.00          0.00            0.00       0.00              0.00
M-1        41,427.41     49,111.40            0.00       0.00      7,640,453.90
M-2        12,224.31     14,491.69            0.00       0.00      2,254,527.69
M-3         5,433.20      6,440.95            0.00       0.00      1,002,043.75
B-1         6,791.11      8,050.73            0.00       0.00      1,252,483.94
B-2         4,074.77      4,830.56            0.00       0.00        751,509.25
B-3         2,822.61      3,346.15            0.00       0.00        520,572.90

-------------------------------------------------------------------------------
          188,397.61    937,726.82            0.00       0.00     30,383,533.81
===============================================================================



































Run:        04/25/05     11:35:35
Page:         2 of 3



               RESIDENTIAL FUNDING CORPORATION (MASTER SERVICER)
                   RESIDENTIAL ACCREDIT LOANS, INC. (COMPANY)
 MORTGAGE ASSET-BACKED PASS-THROUGH CERTIFICATES SERIES 2001-QS17(POOL # 4554) STATEMENT TO CERTIFICATEHOLDERS
DISTRIBUTION SUMMARY FOR POOL#   4554
_______________________________________________________________________________


AMOUNTS PER $1,000 UNIT
_______________________________________________________________________________
       BEGINNING                                                        ENDING
       BALANCE    PRINCIPAL     INTEREST      TOTAL      DEFERRED       BALANCE
CLASS  FACTOR     FACTOR        FACTOR     DISTRIBUTION  INTEREST       FACTOR
_______________________________________________________________________________
A-1       0.000000    0.000000     0.000000     0.000000   0.000000    0.000000
A-2       0.000000    0.000000     0.000000     0.000000   0.000000    0.000000
A-2A      0.000000    0.000000     0.000000     0.000000   0.000000    0.000000
A-3       0.000000    0.000000     0.000000     0.000000   0.000000    0.000000
A-4       0.000000    0.000000     0.000000     0.000000   0.000000    0.000000
A-5       0.000000    0.000000     0.000000     0.000000   0.000000    0.000000
A-6       0.000000    0.000000     0.000000     0.000000   0.000000    0.000000
A-7       0.000000    0.000000     0.000000     0.000000   0.000000    0.000000
A-8       0.000000    0.000000     0.000000     0.000000   0.000000    0.000000
A-9       0.000000    0.000000     0.000000     0.000000   0.000000    0.000000
A-9A      0.000000    0.000000     0.000000     0.000000   0.000000    0.000000
A-10      0.000000    0.000000     0.000000     0.000000   0.000000    0.000000
A-11    665.160279   27.662632     3.602952    31.265584   0.000000  637.497647
A-P      71.208097    0.080995     0.000000     0.080995   0.000000   71.127102
A-V       0.000000    0.000000     0.000000     0.000000   0.000000    0.000000
R-I       0.000000    0.000000     0.000000     0.000000   0.000000    0.000000
R-II      0.000000    0.000000     0.000000     0.000000   0.000000    0.000000
M-1     944.226212    0.948652     5.114558     6.063210   0.000000  943.277559
M-2     944.226210    0.948651     5.114560     6.063211   0.000000  943.277559
M-3     944.226208    0.948649     5.114563     6.063212   0.000000  943.277559
B-1     944.226212    0.948652     5.114558     6.063210   0.000000  943.277560
B-2     944.226234    0.948651     5.114560     6.063211   0.000000  943.277583
B-3     560.629150    0.563258     3.036746     3.600004   0.000000  560.065892

_______________________________________________________________________________


DETERMINATION DATE       21-April-05
DISTRIBUTION DATE        25-April-05

Run:     04/25/05     11:35:35                                        rept2.frg
Page:      3 of 3
               RESIDENTIAL FUNDING CORPORATION (MASTER SERVICER)
                   RESIDENTIAL ACCREDIT LOANS, INC. (COMPANY)
MORTGAGE ASSET-BACKED PASS-THROUGH CERTIFICATES SERIES 2001-QS17 (POOL #  4554)
                    STATEMENT TO CERTIFICATEHOLDERS
              ADDITIONAL RELATED INFORMATION FOR POOL 4554
_______________________________________________________________________________

SERVICING COMPENSATION RECEIVED BY SUB-SERVICER                        6,600.15
SERVICING COMPENSATION RECEIVED BY MASTER SERVICER                     1,111.63

SUBSERVICER ADVANCES THIS MONTH                                       27,332.64
MASTER SERVICER ADVANCES THIS MONTH                                    2,603.35


                                                          NUMBER OF   PRINCIPAL
DELINQUENCIES:                                              LOANS      BALANCE

 (A)  ONE MONTHLY PAYMENT:                                     8   1,259,859.27

 (B)  TWO MONTHLY PAYMENTS:                                    3     559,003.77

 (C)  THREE OR MORE MONTHLY PAYMENTS:                          1      49,265.07


FORECLOSURES
  NUMBER OF LOANS                                                             9
  AGGREGATE PRINCIPAL BALANCE                                      1,833,255.98

SCHEDULED PRINCIPAL BALANCE OF MORTGAGE LOANS AFTER
DISTRIBUTION                                                      30,383,533.83

AGGREGATE NUMBER OF LOANS IN THE POOL AS OF THE
DETERMINATION DATE                                                          225

NUMBER OF REO LOANS ACQUIRED
INCLUDING ANY PENDING CASH LIQUIDATIONS                                       1

BOOK VALUE OF REAL ESTATE ACQUIRED THROUGH
FORECLOSURE OR GRANT OF A DEED IN LIEU OF
FORECLOSURE, INCLUDING ANY PENDING CASH LIQUIDATIONS                 378,139.74

REMAINING SUBCLASS INTEREST SHORTFALL                                      0.00

CLASS A SHORTFALL (PRINCIPAL)                                              0.00
CLASS A SHORTFALL (INTEREST)                                               0.00

TOTAL PREPAYMENTS INCLUDED IN THIS DISTRIBUTION                      718,049.81

TOTAL REPURCHASES INCLUDED IN THIS DISTRIBUTION                            0.00

DISTRIBUTION PERCENTAGES:
                                     SENIOR        CLASS M        CLASS B
CURRENT DISTRIBUTION         56.83970300 %    43.16029600 %    0.00000000 %
PREPAYMENT PERCENT          100.00000000 %     0.00000000 %    0.00000000 %
NEXT DISTRIBUTION            55.81955100 %    44.17389865 %    0.00000000 %

      BANKRUPTCY AMOUNT AVAILABLE                         106,528.00
      FRAUD AMOUNT AVAILABLE                              387,062.00
      SPECIAL HAZARD AMOUNT AVAILABLE                   1,256,826.00

ENDING GROSS WEIGHTED AVERAGE INTEREST RATE                          7.59357036
ENDING WEIGHTED AVERAGE MATURITY, IN MONTHS                              312.40

POOL TRADING FACTOR:                                                11.44143921